As filed with the Securities and Exchange Commission on September 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIEWRAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	42-1777485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address of Principal Executive Offices)

ViewRay, Inc. 2018 Equity Inducement Award Program

(Full title of the plan)

Scott Drake

President & Chief Executive Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert McCormack General Counsel ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, OH 44146 Telephone: (440) 703-3210 Facsimile: (800) 417-3459	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share, reserved for issuance pursuant to the ViewRay, Inc. 2018 Equity Inducement Award Program	1,000,000 (4)	$9.81	$9,810,000	$1,221.35

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, $0.01 par value per share (“Common Stock”), of ViewRay, Inc. (the “Company” or “Registrant”) (i) authorized for issuance under the ViewRay, Inc. 2018 Equity Inducement Award Program (the “2018 Program”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the 2018 Program by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on September 10, 2018.

(3)	Rounded up to the nearest penny.
(4)

Represents an increase in the number of shares reserved for issuance under the ViewRay, Inc. 2018 Equity Inducement Award Program as approved by the Company’s Board of Directors effective as of August 29, 2018

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

Pursuant to General Instruction E on Form S-8, this Registration Statement is being filed for the purpose of registering an additional 1,000,000 shares of Common Stock of the Registrant issuable pursuant to the 2018 Program. These additional shares of common stock are securities of the same class and relate to the same employee benefit plan (as amended from time to time) as other securities for which a registration statement on Form S-8 has been filed with the Securities and Exchange Commission on August 10, 2018 (File No. 333-226797), which is hereby incorporated by reference. These additional shares of common stock have become reserved for issuance as a result of a reservation of shares by ViewRay, Inc.’s Board of Directors, effective as of August 29, 2018

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of ViewRay, Inc. (incorporated herein by reference to Exhibit 3.1 to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

4.2	Amended and Restated Bylaws of ViewRay, Inc. (incorporated herein by reference to Exhibit 3.2 to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to ViewRay, Inc.’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith).

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	ViewRay, Inc. 2018 Equity Inducement Award Program (incorporated herein by reference to Exhibit 99.1 to ViewRay, Inc.’s Form S-8, filed on August 10, 2018 (Registration No. 333-226797)).

99.2	Form Stock Option Award Grant Notice and Award Agreement under the 2018 Equity Inducement Award Program (incorporated herein by reference to Exhibit 99.2 to ViewRay, Inc.’s Form S-8, filed on August 10, 2018 (Registration No. 333-226797)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakwood Village, State of Ohio, on September 17, 2018.

VIEWRAY, INC.

By:	/s/ Scott Drake
Name:	Scott Drake
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert McCormack and Ajay Bansal, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Drake Scott Drake	Director, President and Chief Executive Officer (Principal Executive Officer)	September 17, 2018

/s/ Ajay Bansal Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2018

/s/ Daniel Moore Daniel Moore	Chairman and Director	September 17, 2018

/s/ Caley Castelein Caley Castelein, M.D.	Director	September 17, 2018

/s/ James F. Dempsey James F. Dempsey, Ph.D.	Director and Chief Scientific Officer	September 17, 2018

/s/ Henry A. McKinnell, Jr. Henry A. McKinnell, Jr., Ph.D.	Director	September 17, 2018

/s/ Aditya Puri Aditya Puri	Director	September 17, 2018

/s/ Brian K. Roberts Brian K. Roberts	Director	September 17, 2018

/s/ Theodore T. Wang Theodore T. Wang, Ph.D.	Director	September 17, 2018

/s/ Scott Huennekens Scott Huennekens	Director	September 17, 2018

/s/ D. Keith Grossman D. Keith Grossman	Director	September 17, 2018